CONSULTING AGREEMENT

THIS AGREEMENT is made effective as of the 1st day of February, 2006.

BETWEEN:

LINDA ERDMAN of 1315 Arborlynne Drive North Vancouver, British Columbia, Canada V7J 2V6

(the "Consultant")

OF THE FIRST PART

AND:

ABERDENE MINES LIMITED, a Nevada corporation, having its registered office at 101 Convention Center Drive, Suite 700, Las Vegas, NV 89109

(the “Corporation”)

OF THE SECOND PART

WHEREAS:

A.                    The Corporation wishes to contract for the services of the Consultant;

B.                    The Consultant has agreed to accept such contract for services upon the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.                    ENGAGEMENT

1.1                  Appointment: The Corporation hereby contracts for the services of the Consultant and the Consultant hereby agrees with the Corporation to perform services for the Corporation in accordance with the terms and conditions of this Agreement.

1.2                  Scope of Duties: The Consultant will join the Corporation’s technical team as Database Manager and shall oversee the data collection procedures on the New York Canyon project (the "Consultant Services").

1.3                  Best Efforts: The Consultant shall at all times use her best efforts to advance the interests of the Corporation, and shall faithfully, industriously, and to the best of her abilities perform the responsibilities and duties described above.

1.4                  Covenants and Restrictions: The Consultant covenants and agrees with the Corporation that the Consultant will not engage in any activities which would bring the Corporation's reputation into disrepute.

1.5                  Warranties and Representations: The Consultant warrants and represents to the Corporation as follows and acknowledges that the Corporation is relying upon these warranties and representations in entering into this Agreement:

(a)	the Consultant has the necessary expertise to effectively provide the Consultant Services;

(b)	the Consultant is not aware of any matter which would prevent the Consultant from carrying out her duties and obligations pursuant to this Agreement; and

(c)	the Consultant is not subject to any review by any securities regulatory body.

1.6                  The Consultant shall at all times be an independent contractor and shall not at any time be or be deemed to be an employee of the Corporation. The Consultant acknowledges that she is not an employee of the Corporation and that the execution of this Agreement shall not give rise to any employment with the Corporation.

2.                    PAYMENT FOR THE CONSULTANT SERVICES

2.1                  During the term of this Agreement and in consideration for the provision of the Consulting Services by the Consultant, the Company will pay to the Consultant a consulting fee in consideration for the Consultant Services equal to the sum of $5,000 US per month (the “Consultant Fee”);

2.2                  The Corporation will grant the Consultant a total of 100,000 incentive stock options upon effectiveness of this Agreement (the "Options") on the following basis:

(a)

the Options will be granted in accordance with the terms of the Corporation’s 2006 Nonqualified Stock Option Plan, as such plan may be amended from time to time, or in accordance with the terms of any replacement incentive stock option plan;

(b)	the exercise price of Options will be at $0.35 US per share; and

(c)	each Option granted will have a term of eighteen (18) months commencing from the date the Option is granted.

2.3                  The Consulting Fee shall be payable by the Corporation to the Consultant on the first business day of each month during the term of this Agreement.

2.4                  The Consultant shall deliver to the Corporation at the end of each fiscal quarter of the Corporation, a report detailing all activities and services provided to the Corporation for that quarter.

2.5                  The Corporation will pay to the Consultant, in addition to the Consulting Fee, the reasonable travel and promotional expenses and other specific expenses incurred by the Consultant in provision of the Consulting Services.

3.                    CONFIDENTIALITY

3.1                  Confidential Information and Non-Disclosure. The Consultant acknowledges and agrees that all information connected with the Corporation's technology, including without limitation, all information, data, inventions, discoveries, improvements, modifications, developments, technical manuals, or process-flow manuals, data, customer information and pricing information is confidential, and the Consultant covenants and agrees with the Corporation to use her best efforts to ensure that such information does not become public knowledge and undertakes not to disclose such information or any part thereof to any other person except as may be necessary to carry out her obligations under this Agreement.

4.                    TERM

4.1                  Initial Term: The initial term of this Agreement shall be one (1) year, commencing on the date of first written above, subject to earlier termination as hereinafter provided.

4.2                  Renewal: This Agreement shall be renewed for further terms of such duration and upon such terms and conditions as the Consultant and the Corporation may mutually agree upon in writing.

5.                    TERMINATION

5.1                  Termination by The Corporation for Cause: The Corporation may terminate this Agreement at any time for just cause.

5.2                  Termination by the Consultant: The Consultant may terminate this Agreement for just cause at any time without notice to the Corporation, or without just cause by providing ninety (90) days' notice in writing to the Corporation.

6.                    OTHER PROVISIONS

6.1                  Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia. Notwithstanding the foregoing, it is agreed that the Consultant may commence an action in respect of the enforcement of its rights hereunder in any jurisdiction in which the Corporation carries on business, has an office or has assets.

6.2                  Notice: Any notice required or permitted to be given under this Agreement shall be in writing and may be delivered personally or by telex or telecopier, or by prepaid registered post addressed to the parties at the above-mentioned addresses or at such other address of which notice may be given by either of such parties. Any notice shall be deemed to have been received, if personally delivered or by telex or telecopier, on the date of delivery and, if mailed as aforesaid, then on the seventh business day after and excluding the day of mailing.

6.3                  Personal Nature: This Agreement is a contract for services and may not be assigned in whole or in part by the Consultant.

6.4                  Indemnity: The Consultant shall indemnify the Corporation and save it harmless from and against any and all claims, actions, damages, liabilities and expenses arising out of or in connection with a breach of any kind by the Consultant of any provisions, covenants, conditions and warranties contained in this Agreement, or any other matter arising whatsoever out of this Agreement including the actions of the Consultant.

6.5                  This Agreement supersedes any previous agreement, arrangement or understanding, whether written or oral between the parties hereto.

6.6                  This Agreement constitutes the entire agreement between the parties and may only be amended in writing.

6.7                  Time is of the essence of this Agreement.

6.8                  The Consultant is an independent contractor, and notwithstanding anything contained herein to the contrary, this Agreement does not create and is not intended to create a relation of master-servant between the parties hereto.

6.9                  This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day first above written.

SIGNED, SEALED AND DELIVERED
BY LINDA ERDMAN
in the presence of:

/s/ Mark Reynolds	/s/ Linda Erdman
Signature	LINDA ERDMAN

Mark Reynolds
Name

2091 Banbury Rd.
Address

N. Van., B.C. V7G 1W6

ABERDENE MINES LIMITED
by its authorized signatory:

/s/ Brent Jardine
Brent Jardine, President